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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 6, 1999

                              DIALOGIC CORPORATION
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     New Jersey                     33-59598                22-2476114
  (State or other                 (Commission             (IRS Employer
  jurisdiction of                 File Number)            Identification
   incorporation)                                             Number)

1515 Route 10, Parsippany, New Jersey                          07054
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number,
Including area code:                                      (973) 993-3000

This Current Report contains 2 pages.

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Item 1.  Changes in Control of Registrant.

        On July 6, 1999, Intel Corporation ("Intel") and Intel LMH Acquisition Corporation ("Acquisition"), its wholly-owned subsidiary, completed a cash tender offer for the common stock of Dialogic Corporation (the "Company"). Approximately 16.5 million shares, or 94% of the Company's outstanding shares were tendered and accepted by Acquisition. Pursuant to the Agreement and Plan of Merger dated May 31, 1999 among the Company, Intel and Acquisition, Intel will complete the acquisition of the remaining shares of Dialogic by merging Acquisition into Dialogic, with the remaining Dialogic shareholders receiving the same $44 per share consideration as was paid by Acquisition in the tender offer. Intel has disclosed that its source of funds for the acquisition was working capital.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALOGIC CORPORATION

                                       By: /s/ Theodore M. Weitz
                                           -------------------------------------
                                               Theodore M. Weitz
                                               Vice President, General Counsel
                                                  and Secretary

Dated: July 8, 1999